UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 1, 2011, Depomed, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2011.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2011, Tammy L. Cameron resigned as the Vice President, Finance of Depomed, Inc. (the “Company”).  Ms. Cameron’s resignation will become effective December 31, 2011 or such earlier date as may be requested by the Company.  Until her resignation becomes effective, Ms. Cameron will continue to serve as the Company’s Vice President, Finance, principal financial officer and principal accounting officer.  Ms. Cameron intends to pursue another opportunity and her resignation is not related to any disagreement with the Company’s accounting, financial reporting or internal control over financial reporting.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1	Depomed, Inc. Press Release issued on November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: November 1, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Depomed, Inc. Press Release issued on November 1, 2011